    As filed with the Securities and Exchange Commission on January 26, 1998

                                             Registration No. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                               AMPACE CORPORATION
             (Exact name of registrant as specified in its charter)

       DELAWARE                                           36-3988574
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                           201 Perimeter Park, Suite A
                           Knoxville, Tennessee 37922
                    (Address of principal executive offices)

           (1) EMPLOYMENT AND STOCK OPTION AGREEMENT - BRUCE W. JONES
            (2) EMPLOYMENT AND STOCK OPTION AGREEMENT - JAY N. TAYLOR
          (3) EMPLOYMENT AND STOCK OPTION AGREEMENT - DAVID C. FREEMAN
                            (Full Title of the Plan)

                                 BRUCE W. JONES
                      Chairman and Chief Financial Officer
                               Ampace Corporation
                           201 Perimeter Park, Suite A
                           Knoxville, Tennessee 37922
                                 (423) 691-5799
            (Name, address and telephone number of agent for service)

                                (with copies to:)
                                MATTHEW S. HEITER
                       Baker, Donelson, Bearman & Caldwell
                165 Madison Avenue, 2000 First Tennessee Building
                            Memphis, Tennessee 38103

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
  TITLE OF SECURITIES TO BE         AMOUNT TO BE            PROPOSED MAXIMUM            PROPOSED MAXIMUM               AMOUNT OF
         REGISTERED                  REGISTERED         OFFERING PRICE PER SHARE    AGGREGATE OFFERING PRICE       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock                     225,000 shares (1)            $1.71875(2)               $386,718.75(2)             $114.08 (1)(2)
====================================================================================================================================

(1) This figure represents the aggregate number of shares of Common Stock registered hereby for purchase by certain employees under the Employment and Stock Option Agreement entered into between the Registrant and Bruce W. Jones, the Employment and Stock Option Agreement entered into between the Registrant and Jay N. Taylor and the Employment and Stock Option Agreement entered into between Registrant and David C. Freeman (the "Agreements"). Each Agreement is dated February 16, 1995, and was amended as of May 15, 1997. A total of 75,000 shares of Common Stock are sought to be registered with respect to each Agreement. There are also registered an undetermined number of additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Agreements in the event of certain changes in the outstanding shares of Common Stock of the Company, including a stock dividend or stock split.

(2) Estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and are based upon the average high and low sales prices of the Registrant's Common Stock as reported on the National Market of The Nasdaq Stock Market on January 23, 1998.

         Pursuant to Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the Commission.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

1. The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996.

2. The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997.

3. The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed by the Registrant to register the Common Stock under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         No response is required to this item.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         No response is required to this item.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is incorporated under the laws of the State of Delaware. Under the Delaware General Corporation Law including, without limitation,
Section 145, a Delaware corporation may indemnify any person who is, or may be a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was acting in the corporation's behalf as a director, officer, or agent, against expenses (including attorneys' fees), judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with such proceeding, provided such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was illegal. A Delaware corporation may indemnify any person described above who is, or may be a party to any proceeding by or in the right of the corporation against expenses if the person acted in good faith and with reasonable belief that such person's actions were not opposed to the corporation's best interests; provided that no indemnification may be made if the person is adjudged liable to the corporation, unless a court determines that such indemnification is permissible. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         The Registrant's Certificate of Incorporation and Article 6.1 of the Registrant's Bylaws provide for the indemnification of directors and officers of the Company to the fullest extent permitted by the laws of the State of Delaware, as now in effect and as hereafter amended; provided that such future amendments grant broader indemnification rights than the prior law. Article 6.1 of the Registrant's Bylaws provides that the right to indemnification is a contract right and includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition. The Registrant's Bylaws provide that the Registrant may, by action of its Board of Directors, provide indemnification to employees and agents of the Registrant with the same scope and effect as the indemnification of directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         No response is required to this item.

ITEM 8.  EXHIBITS

Exhibit Number    Description

5        Opinion and Consent of Baker, Donelson, Bearman & Caldwell

10(a)    Amendment No. 2 to Employment and Stock Option Agreement - Bruce W.
         Jones(1)

10(b)    Amendment No. 2 to Employment and Stock Option Agreement - Jay N.
         Taylor(2)

10(c) Amendment No. 2 to Employment and Stock Option Agreement - David C. Freeman(3)

23(a)    Consent of Baker, Donelson, Bearman & Caldwell (contained in Exhibit 5)

23(b)    Consent of KPMG Peat Marwick LLP

24       Power of Attorney (Included on signature page)

         1 Employment and Stock Option Agreement - Bruce W. Jones as adopted on February 16, 1995 is attached as Exhibit 10.2 to the Registrant's form SB-2 Registration Statement No. 33-87656C as filed with the SEC on December 22, 1994, and is hereby incorporated by reference. Amendment No. 1 to Employment and Stock Option Agreement - Bruce W. Jones as adopted on February 16, 1995 is attached as Exhibit 10.2(a) to the Registrant's Amendment No. 1 to form SB-2 Registration Statement No. 33-87656C as filed with the SEC on January 26, 1995, and is hereby incorporated by reference.

         2 Employment and Stock Option Agreement - Jay N. Taylor as adopted on February 16, 1995 is attached as Exhibit 10.3 to the Registrant's form SB-2 Registration Statement No. 33-87656C as filed with the SEC on December 22, 1994, and is hereby incorporated by reference. Amendment No. 1 to Employment and Stock Option Agreement - Jay N. Taylor as adopted on February 16, 1995 is attached as Exhibit 10.3(a) to the Registrant's Amendment No. 1 to form SB-2 Registration Statement No. 33-87656C as filed with the SEC on January 26, 1995, and is hereby incorporated by reference.

         3 Employment and Stock Option Agreement - David C. Freeman as adopted on February 16, 1995 is attached as Exhibit 10.4 to the Registrant's form SB-2 Registration Statement No. 33-87656C as filed with the SEC on December 22, 1994, and is hereby incorporated by reference. Amendment No. 1 to Employment and Stock Option Agreement - David C. Freeman as adopted on February 16, 1995 is attached as Exhibit 10.4(a) to the Registrant's Amendment No. 1 to form SB-2 Registration Statement No. 33-87656C as filed with the SEC on January 26, 1995, and is hereby incorporated by reference.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "1933 Act"), each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on the 10th day of December, 1997.

                                         AMPACE CORPORATION


                                         By:  /s/ Bruce W. Jones
                                              ----------------------------------
                                              Bruce W. Jones, Chairman & Chief
                                              Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce W. Jones his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

                 NAME                                          TITLE                                   DATE
                 ----                                          -----                                   ----

   /s/ Bruce W. Jones                   Chairman of the Board, Chief Financial Officer               December 10, 1997
---------------------------------------- and Director
Bruce W. Jones

   /s/ Jay N. Taylor                    Chief Executive Officer, President and Director              December 10, 1997
---------------------------------------
Jay N. Taylor

   /s/ David C. Freeman                 Executive Vice President and Director                        December 10, 1997
---------------------------------------
David C. Freeman

    /s/ Douglas M. Harper               Director                                                     December 10, 1997
---------------------------------------
Douglas M. Harper

   /s/ David A. Lyman                   Director                                                     December 10, 1997
---------------------------------------
David A. Lyman